Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

Dawson Geophysical to Issue Third Quarter 2021 Results and

Hold Investor Conference Call

MIDLAND, Texas, November 2, 2021/PRNewswire/Dawson Geophysical Company (NASDAQ: DWSN) announced today that it plans to publicly release preliminary and unaudited financial results for the quarter ended September 30, 2021, the Company’s third quarter of 2021, before the market opens on Thursday, November 4, 2021, and also provide further information on the pending tender offer by Wilks Brothers, LLC (the “Wilks Transaction”). An investor conference call to review the third quarter results and discuss the pending Wilks Transaction will be held on Thursday, November 4, 2021, at 9:00 a.m. Central Time.

Date:	Thursday, November 4, 2021

Time:	10:00 AM ET 9:00 AM CT 8:00 AM MT 7:00 AM PT

Call:	1-866-548-4713 (US/Canada) and 1-323-794-2093 (Toll/International)

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available until Saturday, December 4, 2021, at 1-844-512-2921 (Toll-Free) and 1-412-317-6671 (Toll/International), Passcode 9603033, and available until December 4, 2021 on the Company’s web site at http://www.dawson3d.com

About Dawson Geophysical Company

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; surpluses in the supply of oil and the ability of OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy; and whether or not the pending Wilks Transaction will be completed. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2021 and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.